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                             Futuronics Corporation


                             MERGER FAIRNESS REVIEW

                                October 31, 2000




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                                                               [RYAN, BECK LOGO]

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                            PRIVATE AND CONFIDENTIAL

The attached materials have been compiled and prepared by Ryan, Beck & Co., Inc. solely for the use and information of the Board of Directors and management of Futuronics Corporation. Such materials are not intended for viewing by any other person or party for any purpose, and no such review should be undertaken without the prior written consent of Ryan, Beck & Co., Inc. through one or more of its authorized officers.

Portions of the information contained herein are not publicly available and are not intended for public dissemination. The public disclosure or personal use of such information may be actionable under applicable federal and/or state securities laws.

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TABLE OF CONTENTS

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 1)     TERM SHEET AND STRUCTURE

 2)     ALLIED CAPITAL CORPORATION

                  A) Description

                  B) Selected Historical Financial Data

 3)    OWNERSHIP OF FUTURONICS CORPORATION

 4)    FUTURONICS CORPORATION

                  A) Description of Futuronics Corporation

 5)    VALUATION OF FUTURONICS CORPORATION

                  A) Balance Sheet Analysis

 6)    VALUATION OF BLC FINANCIAL SERVICES, INC.

                  A) Discounted Dividend Analysis

                  B) Imputed Value Analysis

                  C) Break Even Analysis

 7)    ADVANTAGE OF THE TRANSACTION TO FUTURONICS CORPORATION STOCKHOLDERS

 8)    RELATIONSHIP OF RYAN, BECK & CO., INC. WITH FUTURONICS, BLC AND ALLIED
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                            TERM SHEET AND STRUCTURE




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TERM SHEET

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      BACKGROUND: Allied Capital Corporation ("Allied") is seeking to acquire
      BLC Financial Services, Inc. ("BLC"). Allied has offered to exchange 0.180 shares of Allied common stock for each share of BLC common stock, except for the shares held by Futuronics. In order to reduce the tax burden to its shareholders, Futuronics Corporation ("Futuronics"), an owner of approximately 12.0% of the outstanding shares of BLC, has negotiated a sale of Futuronics for cash to Allied. This transaction enables Allied to acquire BLC while providing a premium price to Futuronics shareholders as well as potential tax advantages.

      CONSIDERATION TYPE: Cash

      CONSIDERATION AMOUNT: Futuronics shareholders will receive aggregate consideration of $9,083,284.

      TAX TREATMENT: The transaction will be taxable to Futuronics shareholders.

      VOTING AGREEMENT: Carol Tannenhauser, Peter D. Blanck, Richard Blanck and Wendy Blanck are required to enter into a voting agreement.
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                       [DIAGRAM DEPICTING TRANSACTION]



[1] ALLC contributes ACE assets to SBLC. SBLC establishes separate BOD, Mgt, & Op Systems.

[2]   ALLC exchanges cash for F stock in merger of F with FACQ.

[3] BLC recapitalizes & establishes class A & B stock with identical rights Class A (shares to exchange with ALLC) Class B (5.1% + F's BLC shares)

[4]   ALLC merges with BLC into portfolio company / BLC is survivor

[5]   BLC recapitalizes again Class B exchange for Class A common

[6]   SBLC merges with BLC on 1/1/01 / BLC is survivor



     NOTE: STEPS 3, 4 AND 5 ARE SIMULTANEOUS.
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                           ALLIED CAPITAL CORPORATION





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                           ALLIED CAPITAL CORPORATION


                                   Description




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COMPANY OVERVIEW

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       Allied Capital Corporation provides private investment capital to private companies and undervalued public companies in a variety of different industries and in diverse geographic locations throughout the United States. The Company has been investing in growing businesses for over 41 years and has financed thousands of private companies nationwide. The Company is a publicly traded business development company ("BDC") as defined in the Investment Company Act of 1940 ("the 1940 Act"). The Company is the largest BDC in the nation. Allied is a Regulated
       Investment Company for tax purposes and as such must distribute 90% of its "investment taxable income" to shareholders.

       The Company's principal lines of business include private finance and small business finance, operating under the name "Allied Capital Express". The Company is also an investor in commercial mortgage-backed securities. At September 30, 2000, the investment portfolio totaled $1.6 billion. The Company's portfolio by line of business at September 30, 2000 was 59% private finance, 37% real estate finance, and 4% small business finance.

       Allied Capital is a full-service investor that sources, originates and services its investments. The Company sources investments through various industry contacts such as investment banks, private equity firms, private mezzanine lenders and other financial intermediaries. Allied Capital's credit approval and servicing functions are centralized in its Washington, DC headquarters. The Company maintains regional offices in Chicago, San Francisco and New York. In addition, Allied Capital Express has eight regional offices. Allied Capital is led by a highly talented and experienced management team.

       Allied Capital's eight senior managers possess over 150 years of combined experience in the investment industry, while principal investment professionals have an average of 14 years of industry experience. At September 30, 2000, Allied Capital had total assets and book equity of $1.7 billion and $933.3 million, respectively. Allied Capital is a publicly traded company, with its common shares trading on NASDAQ under the symbol "ALLC." At October 27, 2000, the Company had a market capitalization of approximately $1.6 billion. The Company's management has been able to maintain strong asset quality, as evidenced by average annual realized investment losses of less than 1% of its total assets over the last 20 years.

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COMPANY OVERVIEW

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       The Company is conservatively capitalized, and as a BDC is required by law to maintain an asset coverage ratio (broadly defined to be assets to indebtedness) of at least 200% of its indebtedness. Historically, management has managed the Company's leverage ratio on an even more conservative basis, and at June 30, 2000, the Company's asset coverage ratio was 225% (which approximates a debt to equity ratio of 0.9 to 1.0). The Company has no public debt outstanding.

       The Company has successfully accessed the private long-term debt markets on three separate occasions, raising $180 million in April 1998, $137 million in May 1999, and $102 million in November 1999. Each of the note issues were designated "NAIC-2" by the Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC"). The November 1999 Notes also received a "BBB" rating from Fitch IBCA, Inc.

       The Company has historically been successful in growing its operating income through its investing and lending activities as illustrated in the chart below.

       PRIVATE FINANCE

       Allied Capital is a leading provider of private long-term investment capital to growing private and undervalued public companies nationwide. Its private finance activities focus on mezzanine financing that provides long-term debt capital with an equity participation. The Company's debt is typically junior in priority to the senior debt financing provided by traditional lenders, such as banks, commercial finance companies and insurance companies, but is senior in priority to the equity capital provided by private equity investors.

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COMPANY OVERVIEW

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       The Company has maintained its successful track record as a private finance lender by following a well-established set of underwriting criteria in originating these loans. In addition to maintaining portfolio diversity with respect to investment size, industry and geographic location, the Company typically seeks companies with sufficient critical mass and sustainable cash flow margins to assure repayment of the debt financing. The Company seeks companies that are in non-cyclical industries and have excellent management teams with proven track records. Portfolio companies have generally been in business in excess of 10 years.

       In general, Allied Capital's mezzanine investments range in size from $5 million to $30 million, with an average size of $13.9 million for new investments originated during the first six months of 2000. These investments bear current interest at fixed rates ranging between 12% and 18%. In many transactions, Allied Capital receives warrants to purchase equity of the growing business at a nominal cost. When equity is later sold, the resulting gain adds to Allied Capital's investment return.

       SMALL BUSINESS FINANCE - ALLIED CAPITAL EXPRESS

       Through Allied Capital Express, the Company's small business lending program, Allied Capital originates small business and small commercial real estate loans up to $3 million for sale. Once originated, these loans are sold to banks and other institutional investors. The Company is licensed by the Small Business Administration ("SBA") as a non-bank lender to participate in the SBA Section 7(a) Guaranteed Loan Program, and is one of the oldest non-bank lenders in the country. Under the 7(a) Guaranteed Loan Program, loans of up to $1 million have a 75% "full faith and credit" government guarantee. As a result, the majority of the Allied Capital Express loans are readily saleable at significant premiums to face value. Premiums, net of origination costs, generally range between 4.0% to 7.5% of the loan balance sold.

       Allied Capital Express provides a steady stream of premium income of the Company, yet uses minimal investment capital. As a result, Allied Capital Express enhances the Company's overall return on assets and equity capital.


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COMPANY OVERVIEW

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       COMMERCIAL REAL ESTATE FINANCE

       Allied Capital has been a commercial real estate lender throughout its history. The Company's management has always recognized that commercial real estate finance is a cyclical sector of the capital markets, and that a commercial real estate lender must follow the markets closely and react quickly to changes in the market to seize opportunities as they arise. During the early 1990s, Allied Capital was an active purchaser of performing commercial mortgage loans that were being sold in pools by the RTC, FDIC and various financial institutions. Allied Capital was uniquely positioned to re-underwrite these pools, understand their value and bid for the loans. The majority of the loans purchased were purchased at significant discounts, and Allied Capital realized investment returns in the mid-teens, with negligible losses. In the mid 1990s, the Company took advantage of a shortage of real estate capital for middle-market businesses, and began originating commercial mortgages, again at very attractive investment yields generally of 10% to 12%. In early 1998, management believed that the market was beginning to under price real estate loans, and the Company curtailed its mortgage loan origination business. Management's foresight enabled the Company to be unaffected by the turmoil that resulted in the real estate capital markets in the fall of 1998. Instead, Allied Capital was able to use its ample liquidity to seize an investment opportunity in the new issuance CMBS market. Allied Capital was able to use its loan underwriting and loan purchasing skills to become a purchaser of non-investment grade CMBS ("Purchased CMBS") with very attractive risk / return dynamics. As of September 31, 2000, the commercial real estate portfolio aggregated $600 million.

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ALLIED CAPITAL CORPORATION - MARKET STATISTICS

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MARKET STATISTICS

Recent Price (10/27/00)            $19.88        Market Capitalization                           $1.6 Billion
52-Week High                       $21.88        Shares Outstanding                              80.754 Million
52-Week Low                        $15.50        Shares Outstanding Date                         9/30/2000
YTD High                           $21.13        Institutional Ownership                         33.80%
YTD Low                            $16.06        Top 5 Institutional Owners (as of 6/30/00)
YTD Change                         12.83%        1. Goldman Sachs Asset Management               2.5mm                3.3%
Volume (6-Month Average)           434,330       2. Wallace R. Weitz & Co.                       2.4mm                3.2%
Price to Earnings*                 10.2x         3. Franklin Advisors, Inc.                      1.8mm                2.4%
Dividend Yield                     9.13%         4. T. Rowe Price associates, Inc.               1.8mm                2.4%
                                                 5. Fenimore Asset Management, Inc.              1.2mm                1.6%

* Source: Bloomberg - 2000E EPS $1.95

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ANALYST COVERAGE

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ANALYST COVERAGE*

COMPANY                                   RATING                   EPS 2000           EPS 2001
A.G. Edwards & Sons, Inc.                 Buy                      $1.95              $2.25
BB&T Capital Markets                      Strong Buy               $1.93              $2.25
Bluestone Capital Partners, LP            Outperform               $1.89              $2.12
B of A Montgomery                         Buy                      $1.94              $2.26
Davenport & Company,LLC                   Accumulate               $1.95              $2.20
Ferris, Baker Watts, Inc.                 Outperform               $1.94              $2.24
First Union Securities, Inc.              Strong Buy               $1.96              $2.30
Friedman, Billings, Ramsey & Co.          Accumulate               $1.95              $2.25
Hilliard Lyons, Inc.                      Buy                      $1.90              $2.10
Jolson Merchant Partners                  Strong Buy               N/A                N/A
Merrill Lynch & Co.                       Near Term Buy            N/A                N/A
U.S. Bancorp Piper Jaffray                Strong Buy               $1.94              $2.25
First Security Van Kasper                 Strong Buy               $1.94              N/A
William Blair & Co.                       Long-term Buy            $1.95              $2.28
CONSENSUS                                                          $1.94              $2.23


 *Source: Bloomberg

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                           ALLIED CAPITAL CORPORATION

                       Selected Historical Financial Data




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                           ALLIED CAPITAL CORPORATION
                       SELECTED HISTORICAL FINANCIAL DATA

-----------------------------------------------------------------------------------------------------------------------------------
                                                   9 Months Ended
                                                     September 30,                As of and for the Years Ended December 31,
                                                ------------------------   --------------------------------------------------------
                                                    2000          1999         1999         1998       1997       1996      1995
OPERATING DATA

 Total interest and related portfolio income    $  149,854    $   98,862   $  141,140   $  106,738   $ 97,405   $ 84,937   $ 68,817
 Total operating expenses excluding merger
   expenses                                     $   67,065    $   43,952   $   63,346   $   44,444   $ 46,180   $ 37,361   $ 27,274
 Portfolio income before realized and
   unrealized gains                             $   77,992    $   49,772   $   71,041   $   55,245   $ 46,066   $ 47,576   $ 41,543

 Net realized gains                             $   23,085    $   16,448   $   25,391   $   22,541   $ 10,704   $ 19,155   $ 12,000
 Net unrealized gains (losses)                  $     (267)   $    1,475   $    2,138   $    1,079   $  7,209   $ (7,412)  $  9,266
 Net Increase in net assets resulting from
   operations                                   $  100,820    $   67,645   $   98,570   $   78,078   $ 61,304   $ 54,947   $ 60,479

 Diluted earnings per common share              $     1.42    $     1.14   $     1.64   $     1.50   $   1.24   $   1.17   $   1.37
 Dividends per common share(1)                  $     1.36    $     1.20   $     1.60   $     1.43   $   1.20   $   1.23   $   1.09

 Weighted average common shares outstanding
    - diluted                                       70,777        59,239       60,044       51,974     49,251     46,733     44,010

BALANCE SHEET DATA

 Portfolio at value                             $1,638,207    $1,228,497   $1,228,497   $  807,119   $703,331   $612,411   $532,311
 Portfolio at cost                                      --    $1,098,111   $1,222,901   $  803,479   $697,030   $618,319   $530,807
 Total assets                                   $1,731,773    $1,290,038   $1,290,038   $  856,079   $807,775   $713,360   $605,434
 Total debt outstanding                         $  762,150    $  592,850   $  592,850   $  334,350   $347,663   $274,997   $200,339
 Shareholders' equity                           $  933,329    $  667,513   $  667,513   $  491,358   $420,060   $402,134   $367,192
 Shareholders' equity per common share (NAV)    $    11.56    $    10.20   $    10.20   $     8.79   $   8.07   $   8.34   $   8.26
 Common shares outstanding at the end of the
    period                                          80,754        65,414       65,414       55,919     52,047     48,238     44,479

OTHER DATA

 New portfolio investments                              --            --   $  751,871   $  524,530   $364,942   $283,295   $216,175
 Loan repayments                                        --            --   $  145,706   $  138,081   $233,005   $179,292   $111,731
 Loan sales(2)                                          --            --   $  198,368   $   81,013   $ 53,912   $ 27,715   $ 29,726

 Total assets managed at period end                     --            --   $1,577,296   $1,143,548   $935,720   $822,450   $702,567

 Realized gains                                         --            --   $   31,536   $   25,757   $ 15,804   $ 30,417   $ 16,679
 Realized losses                                        --            --   $   (6,145)  $   (3,216)  $ (5,100)  $(11,262)  $ (4,679)




(1) Dividends for 1997 exclude certain Merger-related dividends. Allied 1 distributed $0.34 per common share representing the 844,914 shares of Allied Lending distributed in conjunction with the Merger. This distribution resulted in a partial return of capital. Also in conjunction with the Merger, the company distributed $0.17 per share representing the undistributed earnings of the merged companies at December 31, 1997.

(2)   Loan sales for 1998 exclude loans sold through securitization in January
      1998.

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                             FUTURONICS CORPORATION

                                    Ownership




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OWNERSHIP

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       -      Futuronics is majority controlled by members of the Blanck family
              - Richard Blanck, Peter Blanck, Carol Tannenhauser (nee: Blanck) and other family members.


       - Richard Blanck, Peter D. Blanck and Carol Tannenhauser are also officers and directors of Futuronics.

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                             FUTURONICS CORPORATION



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                             FUTURONICS CORPORATION

                                   Description







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DESCRIPTION

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-    Futuronics Corporation was organized under the corporate laws of the state of New York on December 19, 1961.

- For the past several years, Futuronics has had limited activities. In its earlier history, Futuronics was involved in the electronics industry, however, these activities ceased several years ago.

- The primary asset of Futuronics is its investment in BLC Financial Services, Inc.







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                      VALUATION FUTURONICS CORPORATION








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                             FUTURONICS CORPORATION

                                  Balance Sheet








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FUTURONICS CORPORATION - BALANCE SHEET

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
                                                     GAAP Basis(1)    Estimated Fair Value as           Estimated
                                                (October 30, 2000)         of October 30, 2000  Acquisition Value

ASSETS
    Cash & Cash Equivalents                               $418,390                   $418,390          $18,390(3)
    Investment in BLC Stock (2,595,224 shares)             821,654               6,001,456(2)        9,083,284(4)
    Mortgage Receivable                                    106,000                    106,000             106,000
    0ther Assets                                             9,985                      9,985               9,985
TOTAL ASSETS                                            $1,356,029                 $6,535,831          $9,217,659
LIABILITIES & EQUITY
    Shareholders' Equity                                $1,356,029                 $6,535,831          $9,217,659

(1) Unaudited

(2) BLC shares valued at $2.3125 per share as of October 30, 2000.

(3) Assumes estimated after-tax transaction related expenses of $400,000 including $225,000 for investment banking fees, $125,000 for legal expenses and $50,000 for accounting and other.

(4) BLC shares valued at $3.50 per share.




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                     VALUATION BLC FINANCIAL SERVICES, INC.











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                          BLC FINANCIAL SERVICES, INC.

                          Discounted Dividend Analysis









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                                                               [RYAN, BECK LOGO]


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                          DISCOUNTED DIVIDEND ANALYSIS


ANSWERS THE QUESTION:

"At what price would an acquisition of Target bring economic value to an acquiror?"


METHODOLOGY:

Values the cash that can be dividended from the company given its financial performance and capital requirements.


INPUT ASSUMPTIONS:

       -   Projected Earnings
       -   Annual Growth in Earnings and Assets
       -   Merger Savings/Synergies
       -   Earnings Multiple in Assumed Terminal Year
       -   Discount Rate
       -   Restructuring Charges
       -   Capital Required
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                                                               Ryan, Beck & Co.

         DISCOUNTED DIVIDEND ANALYSIS FOR BLC FINANCIAL SERVICES, INC.
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                  NO SYNERGIES
                           0.00% SYNERGIES IN YEAR 2
                   MAINTAIN TANGIBLE EQUITY RATIO OF 30.00%.
               BLC FINANCIAL SERVICES, INC. EARNINGS AS ESTIMATES
                YEAR 1 AFTER TAX RESTRUCTURING CHARGE OF $2,711
                INITIAL DIVIDEND ADJUSTMENT TO ACQUIROR OF $352

------------------------------------------------------------------------------------------------------------------------------------

                                                                       FIVE YEAR PROJECTIONS
                                   -------------------------------------------------------------------------------------------------
                                          2001                 2002                 2003                 2004                 2005
                                   -------------        -------------        -------------        -------------        -------------

Beginning Equity (a)                   $26,059              $36,778              $44,133              $50,753              $58,366

Unadjusted Net Income (a,b)              6,999                8,398                9,658               11,107               12,773
After Tax Income Impact (c)                (16)                 273                  214                   68                  (91)
Synergies/Restructuring Charge (d)      (2,711)                   0                    0                    0                    0
                                   -------------        -------------        -------------        -------------        -------------
Adjusted Net Income (e)                 $4,272               $8,671               $9,872              $11,175              $12,682

Dividends (f)                            6,446               (1,316)              (3,252)              (3,562)              (3,927)
Ending Equity                           36,778               44,133               50,753               58,366               67,121
Intangibles (g)                              0                    0                    0                    0                    0
                                   -------------        -------------        -------------        -------------        -------------
Ending Tangible Equity                 $36,778              $44,133              $50,753              $58,366              $67,121

Net Change in Equity (h)                 6,446               (1,316)              (3,252)              (3,562)              (3,927)
Cumulative Change in Equity              6,094                4,778                1,526               (2,036)              (5,963)



Total Assets (a,b)                    $122,593             $147,111             $169,178             $194,555             $223,738
Asset Growth Rate                       42.72%               20.00%               15.00%               15.00%               15.00%


Net Income Growth Rate (i)                  NM              102.98%               13.85%               13.20%               13.48%
Return on Average Assets                 5.71%                6.23%                6.11%                6.11%                6.11%
Adjusted ROAA                            3.48%                6.43%                6.24%                6.14%                6.06%
Adjusted ROAE                           13.60%               21.43%               20.81%               20.48%               20.21%

Equity / Assets                         30.00%               30.00%               30.00%               30.00%               30.00%
Tangible Equity/ Tangible Assets        30.00%               30.00%               30.00%               30.00%               30.00%

------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------     ----------------------------------------------------------
                    AGGREGATE NET PRESENT VALUE                                   AGGREGATE NET PRESENT VALUE - PER SHARE (j)
---------------------------------------------------------------------     ----------------------------------------------------------

DISCOUNT RATE:                        12.00%      14.00%      16.00%      DISCOUNT RATE:             12.00%      14.00%      16.00%
--------------                     ----------------------------------     --------------          ----------------------------------
Terminal Year               12.00    $86,217     $78,349     $71,296      Terminal Year     12.00     $3.29       $3.02       $2.77
Multiple of                                                               Multiple of
Earnings                    13.00    $93,203     $84,713     $77,102      Earnings          13.00     $3.54       $3.24       $2.97
Adj. for Goodwill                                                         Adj. for Goodwill
Amortization                14.00   $100,189     $91,076     $82,908      Amortization (k)  14.00     $3.78       $3.46       $3.18
                                   ----------------------------------                             ----------------------------------

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                                   FOOTNOTES
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Methodology: The Discounted Dividend Analysis produces values given earnings estimates and projections of achievable synergies, over a range of discount rates and terminal year earnings multiples. An initial dividend for tangible capital in excess of a specified target is assumed; earnings in subsequent years are adjusted to reflect the opportunity cost of this distribution. Earnings in excess of those required to maintain BLC Financial Services, Inc.'s tangible equity ratio at the specified targets are dividendable.
    It should be noted that "Synergies" is defined as cost savings and revenue enhancements which are assumed to approximate 0.00% of BLC Financial Services, Inc.'s non-interest expenses in 2002.

* Present value=NPV of dividend stream plus terminal year multiple applied to net income less intangible amortization.

(a) Beginning equity for BLC Financial Services, Inc. represents total equity for the period ended 06/30/00, after an initial dividend to reduce BLC Financial Services, Inc.'s tangible equity to assets to specified target tangible capital levels.

(b) Earnings assumption based on BLC Financial Services, Inc. projections for 2001 and certain assumed growth rates for subsequent years.

(c) Assumes a pre-tax rate of 7.00% is earned/(lost) on any capital retained/(dividended) in excess of assumed regular dividend payout. Assumes a tax rate of 36.00%

(d) No synergies/revenue enhancements are assumed.

(e) Adjusted for income impact of paying dividends in excess of assumed regular dividend payout ratio.

(f) Assumed to pay the maximum dividend possible while maintaining a tangible equity/asset ratio of 30.00%.

(g) Intangibles assumed to be amortized at a rate of $000 per year.

(h) Represents dividends paid in excess of estimated payout ratio of 0.00%.

(i) Includes income impact of cumulative increase (decrease) in equity.

(j) Per share data is based on 26,153,578 diluted shares outstanding, assuming options are cashed out at $3.24 per share.

(k) The terminal year multiple, when applied to terminal year adjusted earnings produces a value which approximates the net present value of the earnings in perpetuity, given certain assumptions regarding growth rates and discount rates.

                                                                 RYAN,BECK & CO.

Company Name                                               BLC Financial Services, Inc.

Ticker                                                                             BCL
Date                                                                          06/30/00
First Year of Earnings Forecast                                                   2001

----------------------------------------------------------------------------------------
Beginning Assets......................................................         $85,896
Beginning Equity......................................................         $25,091
Beginning Intangibles.................................................              $0
2001 Tangible Equity/ Tangible Asset Ratio............................             30.0%
2002 Tangible Equity/ Tangible Asset Ratio............................             30.0%
2003 Tangible Equity/ Tangible Asset Ratio............................             30.0%
2004 Tangible Equity/ Tangible Asset Ratio............................             30.0%
2005 Tangible Equity/ Tangible Asset Ratio............................             30.0%
Basic Shares Outstanding (w/ SOP 93-6)................................       20,467,875
Options Outstanding...................................................        5,270,974
Options Strike Price..................................................            $1.47
Options Cash Out Price................................................            $3.24
Current Stock Price...................................................            $2.13
Common Stock Equivalents (treasury method of options).................        1,624,700
Convertible Shares....................................................        2,806,893
Diluted Shares Outstanding............................................       24,899,468
Unallocated ESOP Shares (due to SOP 93-6).............................                0
Merger Shares (includes all ESOP shares)..............................       26,153,578
Net Income Current Year...............................................            5,282
Quarters of Income to Close...........................................                1
Retained Earnings to Close............................................           $1,321
2001 Earnings per Share...............................................             0.27
2002 Earnings per Share...............................................             0.36
Net Income Growth Rate................................................            32.50%
Net Income Growth Rate - Year 2.......................................            20.00%
Net Income Growth Rate - Years 3-5....................................            15 00%    ---------------
Company (C), RBCO (R), ZACHS (Z) or IBES(I)...........................                 C            Company
Are The Earnings Estimates Basic or Diluted (B or D)..................                 D          Estimates
Asset Growth Rate.....................................................            32.50%    ---------------
Asset Growth Rate..- Year 2...........................................            20.00%
Asset Growth Rate..- Years 3-5........................................            15.00%
Dividend Payout Ratio.................................................             0.00%    2001      6,999
LTM Operating Expenses (Excluding Goodwill Amortization)..............           14,363     2002      8,398
Synergies (Y or N)....................................................                 N    2003      9,658
2001 Synergies estimate...............................................           0.0000%    2004     11,107
2002 Synergies estimate...............................................           0.0000%    2005     12,773
2003 Synergies estimate...............................................           0.0000%    ---------------
Synergies Growth Rate.................................................             0.00%
Credit for synergies..................................................             0.00%
Bad Debt Recapture? (Y or N)..........................................                 n
Bad Debt Recapture ($)................................................                0
2001 Restructuring Charge (after tax).................................            2,711
Initial Dividend (Y or N).............................................                 Y
Intangible Amortization...............................................               $0
Tax Rate..............................................................            36.00%
Pre-Tax Earnings Yield................................................             7.00%
After Tax Earnings Yield..............................................             4.48%
How many extra months discounted do you want?.........................                 3
----------------------------------------------------------------------------------------

                                                                Ryan, Beck & Co.

================================================================================



--------------------------------------------------------------------------------





                          BLC FINANCIAL SERVICES, INC.

                             Imputed Value Analysis








================================================================================

                                                               [RYAN, BECK LOGO]

                                                                Ryan, Beck & Co.





                             IMPUTED VALUE ANALYSIS


ANSWERS THE QUESTION:

"What would Target's value be if it was sold at a price comparable to recent similar transactions?"


METHODOLOGY:

Values the acquisition based on comparable transactions.
In a rational market, buyers and sellers will be similarly influenced by comparable factors.


VALUATION CONSIDERATIONS:

          -  Industry
          -  Capital Levels
          -  Earnings Growth
          -  Asset Mix (i.e., loans vs. securities)
          -  Region
          -  Asset Quality

                                                                Ryan, Beck & Co.

                          BLC FINANCIAL SERVICES, INC.
                           IMPUTED VALUATION SUMMARY


----------------------------------------------------------------------------------------------------------------------
                                                    PRICE/        PRICE/         PRICE/         PRICE/
                                                  EARNINGS         BOOK         REVENUE         ASSETS        MEAN
                                                  --------        ------        -------         ------        ----


                                   HIGH            26.97          274.34          6.46            279
                                   LOW              5.39           77.41          0.73          16.78
SPECIALITY LENDER ACQUISITION
PEER GROUP

                                   MEAN            15.38          186.45          2.50          83.34
                                   MEDIAN          14.59          193.74          1.41          62.28





                                   HIGH            $5.93           $3.37         $8.32         $11.71         $7.33
                                   LOW             $1.19           $0.95         $0.94          $0.70         $0.95
BLC'S VALUATION
USING ABOVE BENCHMARKS
                                   MEAN            $3.38           $2.29         $3.22          $3.50         $3.10
                                   MEDIAN          $3.21           $2.38         $1.82          $2.61         $2.51


----------------------------------------------------------------------------------------------------------------------

                                                                Ryan, Beck & Co.


                 Selected Transactions Announced since 01/01/98
               with Deal Values Between $50 Million $250 Million,
        Where seller is a Speciality Lender Located in the United States








                                                     DESCRIPTION OF TRANSACTION
-------------------------------------------------------------------------------------------------------

                                                  BUYER    BUYER
BUYER NAME                                        STATE    TICKER  TARGET NAME

AMRESCO, Inc.                                      TX      AMMB     Independence Funding Co.
AMERSCO, Inc.                                      TX      AMMB     Mortgage Investors Corp.
Associates First Capital Corporation               TX      AFS      Arcadia Financial Ltd.
Bank of America Corporation                        NC      BAC      Fleetwood Credit Corp.
Capital One Financial Corporation                  VA      COF      Summit Acceptance Corp.
E-LOAN, Inc.                                       CA      EELN     CarFinance.com
FINOVA Group Inc.                                  AZ      FNV      Fremont Financial Corp.
First Investors Financial Services Group, Inc.     TX      FIFS     Auto Lenders Acceptance Corp.
GS Capital Partners II LP                          NY      -        Media Communications Group
Household International, Inc.                      IL      HI       Decision One Mortgage Co.
Lahaina Acquisitions Inc.                          FL      LAHA     Accent Group Inc.
Norwest Corporation                                MN      NOB      Century Business Credit Corp.
Prudential Insurance Company of America            NJ      -        WMF Group Ltd.
Republic Security Financial Corporation            FL      RSFC     First New England Financial
Royal Bank of Canada                               -       RY       Prism Financial Corp.
SLM Holding Corporation                            VA      SLM      Student Loan Funding Resources Inc.
Textron Inc.                                       RI      TXT      Litchfield Financial Corp.
Transamerica Corporation                           CA      TA       SBA lending division-4 entities

                                                     DESCRIPTION OF TRANSACTION
--------------------------------------------------------------------------------------------------------------

BUYER NAME                                      SELLER NAME                              SELLER TICKER

AMRESCO, Inc.                                   Independence Funding Company
AMERSCO, Inc.                                   Mortgage Investors Corp.
Associates First Capital Corporation            Arcadia Financial Ltd.                   AAC
Bank of America Corporation                     Associates First Capital Corporation     AFS
Capital One Financial Corporation               Summit Acceptance Corporation
E-LOAN, Inc.                                    Bank of America Corporation              BAC
FINOVA Group Inc.                               Fremont General Corporation              FMT
First Investors Financial Services Group, Inc.  Fortis, Inc.
GS Capital Partners II LP                       First Union Corporation                  FTU
Household International, Inc.                   Decision One Mortgage Co., LLC
Lahaina Acquisitions Inc.                       Accent Group Incorporated
Norwest Corporation                             Century Business Credit Corporation
Prudential Insurance Company of America         WMF Group, Ltd.                          WMFG
Republic Security Financial Corporation         Deere & Company                          DE
Royal Bank of Canada                            Prism Financial Corporation              PRFN
SLM Holding Corporation                         Thomas L. Conlan Education Foundation
Textron Inc.                                    Litchfield Financial Corporation         LTCH
Transamerica Corporation                        HomeGold Financial, Inc.                 HGFN

                                               DESCRIPTION OF TRANSACTION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      CONSIDERATION     ACCOUNTING
BUYER NAME                                      ANNOUNCE DATE DEAL STATUS          DEAL VALUE($M)     TYPE              METHOD

AMRESCO, Inc.                                      06/02/1998 Completed             62.9              Mixed             Purchase
AMERSCO, Inc.                                      07/14/1998 Completed            167.4              Mixed             Purchase
Associates First Capital Corporation               11/12/1999 Completed            217.5              Mixed             Purchase
Bank of America Corporation                        01/28/1999 Completed            227.0              Cash              Purchase
Capital One Financial Corporation                  07/16/1998 Completed             55.0              Common Stock      Purchase
E-LOAN, Inc.                                       08/23/1999 Completed             64.1              Common Stock      Purchase
FINOVA Group Inc.                                  12/07/1999 Completed            130.4              Cash              Purchase
First Investors Financial Services Group, Inc.     09/09/1998 Completed             74.8              Cash              Purchase
GS Capital Partners II LP                          06/25/1998 Completed            220.0              -                 -
Household International, Inc.                      07/23/1999 Completed             62.2              Mixed             Purchase
Lahaina Acquisitions Inc.                          07/21/1999 Completed             66.3              Mixed             -
Norwest Corporation                                10/28/1998 Completed            213.0              Cash              Purchase
Prudential Insurance Company of America            05/10/2000 Completed            106.9              Cash              Purchase
Republic Security Financial Corporation            07/14/1999 Completed            108.8              Cash              Purchase
Royal Bank of Canada                               03/10/2000 Completed            109.7              Cash              Purchase
SLM Holding Corporation                            05/25/2000 Completed            117.3              Cash              Purchase
Textron Inc.                                       09/22/1999 Completed            182.7              Cash              Purchase
Transamerica Corporation                           10/02/1998 Completed             96.0              Cash              Purchase


BLC FINANCIAL SERVICES, INC.                       NY      BCL

                                                                Ryan, Beck & Co.
                 SELECTED TRANSACTIONS ANNOUNCED SINCE 01/01/98
               WITH DEAL VALUES BETWEEN $50 MILLION $250 MILLION,
        WHERE SELLER IS A SPECIALITY LENDER LOCATED IN THE UNITED STATES











                                           FINANCIALS
---------------------------------------------------------------------------------------------------------------------------


TARGET NAME                                  TA: ASSETS       TA: GROSS LOANS     TA: EQUITY     TA: MANAGED RECEIVABLES
                                                 ($000)               ($000)          ($000)                      ($000)


Independence Funding Co.                        104,277              50,398               NA                          NA
Mortgage Investors Corp.                         60,386                  NA               NA                           0
Arcadia Financial Ltd.                          855,376                  NA          249,591                   5,260,794
Fleetwood Credit Corp.                               NA                  NA               NA                   2,000,000
Summit Acceptance Corp.                              NA                  NA               NA                     263,000
CarFinance.com                                    6,278                  NA               NA                          NA
Fremont Financial Corp.                         777,986             755,284          110,000                          NA
Auto Lenders Acceptance Corp.                    96,247              59,559           37,394                     150,000
Media Communications Group                           NA                  NA               NA                          NA
Decision One Mortgage Co.                        58,000                  NA               NA                          NA
Accent Group Inc.                                 3,790                  NA              N/M                          NA
Century Business Credit Corp.                   342,000                  NA               NA                          NA
WMF Group Ltd.                                  153,426                  NA           38,982                  13,937,812
First New England Financial                          NA                  NA               NA                          NA
Prism Financial Corp.                           332,910                  NA           42,035                     198,294
Student Loan Funding Resources Inc.                  NA                  NA               NA                   3,000,000
Litchfield Financial Corp.                      340,589                  NA           91,288                     529,198
SBA lending division-4 entities                  73,000                  NA               NA                          NA

                                      MAX       855,376             755,284          249,591                  13,937,812
                                      MIN         3,790              50,398           37,394                           0
                                      MEAN      246,482             288,414           94,882                   2,815,455
                                      MEDIAN    104,277              59,559           66,662                     529,198


                                                 85,896              31,486           25,091                     376,007






                                                                                                     VALUATION
----------------------------------------------------------------------------------------------  ------------------------

                                                                                                PRICE/LTM
TARGET NAME                             TA: REVENUE     TA: NET INCOME  TA: TOTAL ORIGINATIONS   EARNINGS  PRICE/BOOK
                                             ($000)             ($000)                  ($000)        (x)         (%)


Independence Funding Co.                         NA                 NA                      NA         NA          NA
Mortgage Investors Corp.                         NA                 NA               1,250,000         NA          NA
Arcadia Financial Ltd.                      214,641             36,009               2,273,533       5.39       77.41
Fleetwood Credit Corp.                           NA                 NA                      NA         NA          NA
Summit Acceptance Corp.                          NA                 NA                      NA         NA          NA
CarFinance.com                                   NA                 NA                      NA         NA          NA
Fremont Financial Corp.                          NA                 NA                      NA         NA      118.54
Auto Lenders Acceptance Corp.                    NA                 NA                      NA         NA      200.03
Media Communications Group                       NA                 NA                      NA         NA          NA
Decision One Mortgage Co.                        NA                 NA                      NA         NA          NA
Accent Group Inc.                                NA                 NA                      NA         NA          NM
Century Business Credit Corp.                    NA                 NA                      NA         NA          NA
WMF Group Ltd.                               59,265              3,597               2,351,317      26.97      274.34
First New England Financial                      NA                 NA                      NA         NA          NA
Prism Financial Corp.                       150,658              8,853               7,669,000      12.39      260.95
Student Loan Funding Resources Inc.              NA                 NA                      NA         NA          NA
Litchfield Financial Corp.                   28,302             10,381                 429,179      16.78      187.45
SBA lending division-4 entities                  NA                 NA                      NA         NA          NA


                                            214,641             36,009               7,669,000      26.97      274.34
                                             28,302              3,597                 429,179       5.39       77.41
                                            113,217             14,710               2,794,606      15.38      186.45
                                            104,962              9,617               2,273,533      14.59      193.74


                                             26,366              5,282                 163,568





                    VALUATION
-------------------------------------------------------------

                                         PRICE/
TARGET NAME                             REVENUE  PRICE/ ASSETS
                                             (x)          (%)


Independence Funding Co.                      NA        60.48
Mortgage Investors Corp.                      NA          279
Arcadia Financial Ltd.                      1.01        25.43
Fleetwood Credit Corp.                        NA           NA
Summit Acceptance Corp.                       NA           NA
CarFinance.com                                NA          N/M
Fremont Financial Corp.                       NA        16.78
Auto Lenders Acceptance Corp.                 NA        77.72
Media Communications Group                    NA           NA
Decision One Mortgage Co.                     NA       107.24
Accent Group Inc.                             NA           NM
Century Business Credit Corp.                 NA        62.28
WMF Group Ltd.                              1.80        69.70
First New England Financial                   NA           NA
Prism Financial Corp.                       0.73        32.95
Student Loan Funding Resources Inc.           NA           NA
Litchfield Financial Corp.                  6.46        53.64
SBA lending division-4 entities               NA       131.51


                                            6.46       279.00
                                            0.73        16.78
                                            2.50        83.34
                                            1.41        62.28






                                                                Ryan, Beck & Co.

================================================================================



--------------------------------------------------------------------------------





                          BLC FINANCIAL SERVICES, INC.

                               Break Even Analysis








================================================================================

                                                               [RYAN, BECK LOGO]

                                                                Ryan, Beck & Co.




                              BREAK-EVEN ANALYSIS



ANSWERS THE QUESTION:

"At what rate would the Company's earnings have to grow such that the future stock price would equal today's acquisition price?"


METHODOLOGY:

Determines the earnings growth rate necessary to meet a certain price target while maintaining the Company's current price / earnings ratio.


INPUT ASSUMPTIONS:

         -  Projected Earnings
         -  Annual Growth in Assets
         -  Price / Earnings Multiple
         -  Discount Rate
         -  Dividend Payout Ratio

                                                                Ryan, Beck & Co.

                          BLC FINANCIAL SERVICES, INC.
                         ANALYSIS OF BREAKEVEN RETURNS




  REQUIRED FIVE YEAR COMPOUND ANNUAL GROWTH RATE OVER 2001 ESTIMATED EARNINGS

                         OFFER VALUE OF $3.50 PER SHARE
                             65% PREMIUM TO MARKET
                            285% TANGIBLE BOOK VALUE
                                13.0x 2001E EPS


          TERMINAL YEAR                              DISCOUNT RATE
           MULTIPLE OF      -----------------------------------------------------------------
            EARNINGS           14.0%             15.0%             16.0%             17.0%
          -------------     ----------       ------------      -------------     ------------

                            -----------------------------
                10.0 x         25.5%             26.9%             28.7%             30.0%
 MARKET
MULTIPLES
                12.0 x         20.0%             21.6%             22.6%             24.1%
                            -----------------------------

                                                               ------------------------------
                14.0 x         15.5%             16.7%             18.4%             19.5%
ACQUISITION
 MULTIPLES
                16.0 x         11.7%             13.0%             14.2%             15.5%
                                                               ------------------------------

                                                                RYAN, BECK & CO.

                          BLC FINANCIAL SERVICES, INC.
                         ANALYSIS OF BREAKEVEN RETURNS

-------------------------------------------------------------------------------------------------
ASSUMPTIONS:
------------                                                DIVIDEND PAYOUT RATIO:
                                                            ----------------------
    2001E EPS:       $0.27   [1]                   YEAR 1        0.00%      YEAR 6    0.00%
    ----------                                     YEAR 2        0.00%      YEAR 7    0.00%
DISCOUNT RATE:         15%                         YEAR 3        0.00%      YEAR 8    0.00%
 ASSET GROWTH:         20%   [2]                   YEAR 4        0.00%      YEAR 9    0.00%
          P/E:      11.0 x                         YEAR 5        0.00%     YEAR 10    0.00%
  STOCK PRICE:       $2.13   10/30/00

-------------------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------
                                       OFFER VALUE = $3.25
             ------------------------------------------------------------------------------------
                                      53% PREMIUM TO MARKET
                                   264% TANGIBLE BOOK VALUE [3]
             ------------------------------------------------------------------------------------
                                          Required
YEAR                                        Market                                      Necessary
ENDED          Shares           Total       Value/         Implied        Implied        Earnings
06/30        Owned[4]     Assets[2,3]     Share[5]      LTM EPS[6]            ROA       Growth[7]
-----        --------     -----------     --------      ----------            ---       ---------
2001             1.00            85.9         2.13           $0.27          6.77%             n/a
2002             1.00           103.1         4.30            0.43          8.98%          59.26%
2003             1.00           123.7         4.94            0.49          8.53%          34.72%
2004             1.00           148.4         5.68            0.57          8.27%          28.28%
2005             1.00           178.1         6.54            0.65          7.86%          24.56%
2006             1.00           213.7         7.52            0.75          7.56%          22.67%
2007             1.00           256.5         8.65            0.86          7.22%          21.30%
2008             1.00           307.8         9.94            0.99          6.93%          20.40%
2009             1.00           369.4        11.43            1.14          6.65%          19.73%
2010             1.00           443.2        13.15            1.31          6.37%          19.18%
2011             1.00           531.9        15.12            1.51          6.11%          18.78%
2012             1.00           638.2        17.39            1.74          5.87%          18.46%
             ------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------
                                        OFFER VALUE = $3.5
             ------------------------------------------------------------------------------------
                                      65% PREMIUM TO MARKET
                                   285% TANGIBLE BOOK VALUE [3]
             ------------------------------------------------------------------------------------
                                          Required
YEAR                                        Market                                      Necessary
ENDED          Shares           Total       Value/         Implied        Implied        Earnings
06/30        Owned[4]     Assets[2,3]     Share[5]      LTM EPS[6]            ROA       Growth[7]
-----        --------     -----------     --------      ----------            ---       ---------
2001             1.00            85.9         2.13           $0.27          6.77%             n/a
2002             1.00           103.1         4.63            0.46          9.61%          70.37%
2003             1.00           123.7         5.32            0.53          9.23%          40.11%
2004             1.00           148.4         6.12            0.61          8.85%          31.22%
2005             1.00           178.1         7.04            0.70          8.46%          26.89%
2006             1.00           213.7         8.10            0.81          8.16%          24.57%
2007             1.00           256.5         9.31            0.93          7.81%          22.89%
2008             1.00           307.8        10.71            1.07          7.49%          21.74%
2009             1.00           369.4        12.31            1.23          7.17%          20.87%
2010             1.00           443.2        14.16            1.42          6.90%          20.25%
2011             1.00           531.9        16.28            1.63          6.60%          19.70%
2012             1.00           638.2        18.73            1.87          6.31%          19.24%
             ------------------------------------------------------------------------------------

             ------------------------------------------------------------------------------------
                                       OFFER VALUE = $3.75
             ------------------------------------------------------------------------------------
                                      76% PREMIUM TO MARKET
                                   305% TANGIBLE BOOK VALUE [3]
             ------------------------------------------------------------------------------------
                                          Required
YEAR                                        Market                                      Necessary
ENDED          Shares           Total       Value/         Implied        Implied        Earnings
06/30        Owned[4]     Assets[2,3]     Share[5]      LTM EPS[6]            ROA       Growth[7]
-----        --------     -----------     --------      ----------            ---       ---------
2001             1.00            85.9         2.13           $0.27          6.77%             n/a
2002             1.00           103.1         4.96            0.50         10.45%          85.19%
2003             1.00           123.7         5.70            0.57          9.92%          45.30%
2004             1.00           148.4         6.56            0.66          9.58%          34.71%
2005             1.00           178.1         7.54            0.75          9.07%          29.10%
2006             1.00           213.7         8.67            0.87          8.77%          26.37%
2007             1.00           256.5         9.98            1.00          8.40%          24.39%
2008             1.00           307.8        11.47            1.15          8.05%          23.00%
2009             1.00           369.4        13.19            1.32          7.70%          21.94%
2010             1.00           443.2        15.17            1.52          7.39%          21.17%
2011             1.00           531.9        17.45            1.74          7.05%          20.48%
2012             1.00           638.2        20.06            2.01          6.78%          20.02%
             ------------------------------------------------------------------------------------

Notes:
---------------------------------
(1) 2001 EPS reflects an earnings estimate of $0.27 per share as provided by the Company.

(2) Assets assumed to grow at 20% per year.

(3) Initially as reported in the Company's financial statements dated June 30, 2000.

(4) Assumes dividends are reinvested in common shares at the end of the previous period market price.

(5) Equates to required market value divided by shares owned. Required market value equates to initial offer value compounded annually at the discount rate.

(6) Equates to required market value divided by P/E.

(7) Compound annual growth rate of earnings necessary to provide the same increase in value to shareholders as the initial offer value, assuming a 15.0% discount rate, a 10.0x P/E ratio and the specified dividend payout ratio.

                                                                RYAN, BECK & CO.

INPUTS FOR CALCULATIONS:
------------------------
          Company Name                            BLC Financial Services, Inc.
          Current Market Price                              2.13
          Offer Price  Case 1                               3.25
                       Case 2                               3.50
                       Case 3                               3.75
          Shares O/S                                   21.535514  MM
          Assets                                              86  MM
          Tang. Book Value per share                        1.23

INPUTS FOR ASSUMPTIONS BOX:
---------------------------
          Dividend Payout Ratio - Year 1                   0.00%
          Dividend Payout Ratio - Year 2                   0.00%
          Dividend Payout Ratio - Year 3                   0.00%
          Dividend Payout Ratio - Year 4                   0.00%
          Dividend Payout Ratio - Years 5-11               0.00%

          EPS Estimate                                     $0.27
          Year for Earnings Estimate                        2001
          Discount Rate                                      15%
          Asset Growth Rate                                  20%
          Price/Earnings Ratio                            10.0 x

INPUTS FOR FOOTNOTES:
---------------------
          Financial Statement Date                     6/30/2000
          Fiscal Year End                                  06/30
          Earnings Estimate                                    C
            (Z=Zachs,R=RBCO,C=Company,I=I/B/E/S)

INPUTS FOR SUMMARY:
-------------------
          Specify Market Multiples:
                                                            10.0  x
                                                            12.0  x
          Specify Acquisition Multiples:
                                                            14.0  x
                                                            16.0  x
          Specify Discount Rates:
                                                           14.0%
                                                           15.0%
                                                           16.0%
                                                           17.0%

                                                                Ryan, Beck & Co.

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                   ADVANTAGE OF THE TRANSACTION TO FUTURONICS
                            CORPORATION STOCKHOLDERS







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                                                               [RYAN, BECK LOGO]

                                                                Ryan, Beck & Co.

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ADVANTAGES OF THE TRANSACTION TO FUTURONICS
CORPORATION SHAREHOLDERS
--------------------------------------------------------------------------------





- The aggregate consideration of $9,083,284 for Futuronics shares incorporates a significant premium to the market price of $2.3125, as of October 30, 2000, for the shares of BLC Financial Services, Inc. held by Futuronics.

- The transaction allows Futuronics shareholders to avoid the potential for two layers of taxation that could occur if Futuronics sold its BLC shares directly to Allied Capital Corporation.

- The transaction allows Futuronics shareholders to liquidate their shares in Futuronics, a corporation which is illiquid.








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                                                               [RYAN, BECK LOGO]

                                                                Ryan, Beck & Co.

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                    RELATIONSHIP WITH RYAN, BECK & CO., INC.








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                                                               [RYAN, BECK LOGO]

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HISTORY OF RELATIONSHIP WITH FUTURONICS, BLC AND ALLIED

--------------------------------------------------------------------------------



- Ryan, Beck has not had a prior investment banking relationship with Futuronics.

- Ryan, Beck was retained on February 16, 2000 by BLC Financial Services, Inc. ("BLC") to pursue a private placement of debt securities. Due to market conditions, a transaction was not completed within the engagement period and Ryan, Beck did not receive any compensation. Ryan, Beck & Co. was retained by BLC on October 25, 2000 to provide a fairness opinion with respect to the proposed acquisition of BLC by Allied Capital Corporation ("Allied"). Ryan, Beck's research department does not provide published investment analysis on BLC.

- Ryan, Beck has not had a prior investment banking relationship with Allied. Ryan, Beck's research department does not provide published investment analysis on Allied. Ryan, Beck is not a market maker in Allied's Common Stock.









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                                                               [RYAN, BECK LOGO]